UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 _______________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 Filed by Guess?, Inc.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended
Subject Company: Guess?, Inc.
Commission File No.: 001-11893
This Schedule 14A filing consists of the following documents relating to the proposed transaction involving Guess?, Inc. (the “Company”) and Authentic Brands Group LLC:
1.    Communication made by Paul Marciano, the Company’s Chief Creative Officer from his Instagram account on August 21, 2025
2.    Communication made by Nicolai Marciano, the Company’s Chief New Business Development Officer, from his Instagram account on August 20, 2025
1. The following communication was made by Paul Marciano from his personal Instagram account on August 21, 2025:

Guess to Go Private in Deal With Authentic Brands That Values Company at $1.4 Billion

Authentic Brands, home of Reebok, Quiksilver and Champion, is set to own 51% of Guess intellectual property

By *Nicholas G. Miller* Follow

Aug. 20, 2025 at 9:40 am ET

GUESS

paulmarciano ...

paulmarciano I am super happy to start next Guess Decade of our company that will Celebrate soon our 45 years Anniversary !! Many more news to come soon ! ❤️ 😍 🙏
ENDLESS POSSIBILITIES OF FREEDOM!! 🙏 🙏 🙏

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The above-mentioned communication included a reference to the following communication:

BUSINESS | DEALS

Guess to Go Private in Deal With Authentic Brands That Values Company at $1.4 Billion

Authentic Brands, home of Reebok, Quiksilver and Champion, is set to own 51% of Guess intellectual property

By Nicholas G. Miller Follow

Aug. 20, 2025 9:40 am ET

GUESS
GIVE MORE
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Guess signed an agreement to be taken private by Authentic Brands. REUTERS/Rick Wilking/Files

Quick Summary

- Authentic Brands will acquire Guess in an all-cash deal valuing the retailer at about $1.4 billion.

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Guess GES -0.12% ▼ signed an agreement to be taken private by Authentic Brands in an all-cash transaction that values the clothing retailer at roughly $1.4 billion.

Authentic Brands, a brand-management company that owns Reebok, Quiksilver and Champion, is set to own 51% of Guess intellectual property under the agreement, Guess said on Wednesday. A group of current stockholders, including Guess co-founders Maurice and Paul Marciano and Chief Executive Carlos Alberini, is slated to own the rest of the intellectual property, and current management will continue to run and own all Guess operations.

Guess said Authentic Brands agreed to acquire all of the outstanding common stock not owned by the "rolling shareholders" group specified above. The company said Guess shareholders, not including the rolling shareholders, are set to receive $16.75 a share. That represents a 73% premium on the stock price from March 14, the last day before Guess announced it received an unrelated acquisition proposal from brand-management firm WHP Global.

Shares of Guess rose 26% to $16.76 in premarket trading.

Guess said it evaluated a number of potential options and determined the deal with Authentic Brands would be the best path forward.

The deal is expected to close in the fourth quarter of the current fiscal year, and it is set to be financed through a combination of rollover equity by the rolling-stockholders group and cash commitments by Authentic Brands. Guess's board, with Marciano and Albernini recusing themselves, unanimously approved the transaction.

In March, Guess said WHP Global offered to take the company private for $13 per share in cash. At that time, the Switzerland-based retailer formed a special committee of independent and disinterested board directors to help evaluate the proposal, it said. Guess last year partnered with WHP Global to buy the intellectual property and operating assets of fashion brand rag & bone.

Write to Nicholas G. Miller at nicholas.miller@wsj.com

Appeared in the August 21, 2025, print edition as 'Guess to Go Private in Deal Valuing Company at $1.4 Billion'.

2. The following communication was made by Nicolai Marciano from his personal Instagram account on August 20, 2025:

BUSINESS / MERGERS AND ACQUISITIONS

Authentic Brands to Take Guess Private for $16.75 a Share

Its rival WHP Global had made a bid in the spring to buy the Los Angeles-based denim brand for $13 a share.

By JEAN E. PALMIERI
AUGUST 20, 2025, 8:47AM

Iris Law for Guess Jeans. IRIS LAW FOR GUESS JEANS

The above-mentioned communication included selections from the following communication:

Additional Information Regarding the Transaction and Where to Find It
This communication relates to the proposed transaction (the “Transaction”) involving Guess?, Inc. (the “Company”) and Authentic Brands Group LLC (“Authentic”). In connection with the proposed Transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A relating to its special meeting of stockholders (the “Proxy Statement”). The Proxy Statement will contain important information about the proposed Transaction and related matters. The Company, affiliates of the Company and Authentic, Glow Holdco 1, Inc. and Glow Merger Sub 1, Inc. intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE SCHEDULE 13E-3 AND

OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.
The Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3 and other relevant materials will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3, and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.guess.com under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at IR@guess.com.
Participants in the Solicitation
The Company and its executive officers and directors and certain other members of management and employees and Authentic may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information regarding the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement for its 2025 annual meeting of stockholders (available here), which was filed with the SEC on May 16, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include all statements that do not relate solely to historical or current facts. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” “proposed,” “intend,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. These forward-looking statements include, but are not limited to, statements regarding expected timing and anticipated completion of the Transaction, anticipated effects of the proposed Transaction, the treatment of outstanding equity and equity awards of the Company, any consideration of alternative proposals, financing sources for the Transaction, future dividend payments, and other characterizations of future events or circumstances. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change and are made only as of the date hereof. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: the risk that the proposed Transaction may not be completed in a timely manner or at all; the failure to satisfy any of the conditions to the proposed pre-closing restructuring described in the merger agreement or to the consummation of the proposed Transaction, including the receipt of certain regulatory approvals; the failure to obtain requisite stockholder approvals; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; the effect of the announcement or pendency of the proposed Transaction on the Company’s business relationships, operating results and business generally; risks that the proposed Transaction disrupts the Company’s current plans and operations; the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, suppliers, licensees, landlords and others with whom it does business, in light of the proposed Transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed Transaction; potential litigation relating to the proposed Transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing and rating agency actions; certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; the impact of adverse general and industry-specific economic and market conditions; uncertainty as to timing of completion of the proposed Transaction; legislative, regulatory and economic developments affecting the Company’s business and other risks and uncertainties associated with the Company’s businesses set forth in the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as updated from time to time in subsequent filings with the SEC. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.